Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A Certain information in the marked exhibit below has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Omissions are designated as “[*****].” EMPLOYMENT AGREEMENT This Employment Agreement (“Agreement”) is made as of October 22, 2025, between Everest Global Services, Inc., a Delaware corporation (the "Company") and a member of Everest Group, Ltd. (“Group”) and Elias Habayeb (the "Executive"). WHEREAS the Company desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive desires to be employed with the Company on the terms and conditions set forth in this Agreement; and WHEREAS this Agreement shall govern the employment relationship between Executive and the Company and supersedes all previous agreements and understandings with respect to such employment relationship; and NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. ENGAGEMENT. The Company agrees to employ the Executive, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement, unless and until such employment shall have been terminated as provided in this Agreement or as may otherwise be agreed to by the parties. 2. TITLE AND DUTIES. During his employment by the Company, the Executive shall serve as Executive Vice President and Chief Financial Officer of Group and shall be responsible for providing financial counsel, support and services to Group and all its affiliates worldwide. Executive will report to the Group Chief Executive Officer (“Group CEO”), shall perform duties consistent with this position and otherwise as the Group CEO shall request, shall abide by Company policies as such policies may be amended from time to time, and shall devote his full business time and best efforts to his duties contemplated hereunder and the business and affairs of the Company (except during vacation periods and periods of illness or other incapacity). The Executive may volunteer a reasonable portion of his nonworking time to charitable, civic and professional organizations, as shall not interfere with the proper performance of his duties and obligations hereunder, provided that the Executive shall not serve on any other board of directors of a public or private “for profit” company without the prior consent of the Group CEO. Executive will be primarily based at the Company's principal headquarters facility 1

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A located in Warren, New Jersey, subject to customary travel and business requirements. 3. TERM. The Executive’s employment under the terms of this Agreement shall commence as of May 1, 2026 (“Term Commencement Date”, the Term Commencement Date being subject to adjustment in accordance with the proviso in this sentence) and shall continue indefinitely unless sooner terminated in accordance with the Agreement or as may otherwise be agreed to by the Parties (such period of employment hereunder, the “Term”); provided, however, that Executive shall use his reasonable best efforts to secure an amicable separation (the “Agreed Separation”) from his current employer as soon as possible, it being understood that, in the event Executive is able thus to secure an Agreed Separation on or before April 24, 2026, the Term Commencement date shall be adjusted to occur on the date that is [seven (7)] calendar days following the date of the Agreed Separation. 4. COMPENSATION. (a) Base Salary. During the Term, Executive's base salary (“Base Salary”) shall be nine hundred ten thousand dollars ($910,000) per annum, subject to appropriate increases, as determined and approved by the Compensation Committee of Group Board of Directors (the "Compensation Committee"). The Compensation Committee shall review Executive’s Base Salary no less frequently than on an annual basis. The Base Salary shall be paid in accordance with the Company's normal payroll practices in effect from time to time. (b) Annual Incentive Bonus. During the Term, Executive shall be eligible to participate in an annual incentive bonus program or plan established by Group, and subject to the approval of the Group's shareholders if required by law, or to participate in an alternative bonus arrangement to be consistent with current market industry practice and with arrangements agreed with other senior executives of the Company. Executive's target annual incentive bonus (“Target Cash Incentive”) will be one hundred seventy-five percent (175%) of Base Salary. (c) Executive Stock Based Incentive Plan. During the Term, the Executive shall be eligible to participate in and receive such equity incentive compensation as may be granted by the Compensation Committee from time to time pursuant to the Everest Group, Ltd. 2020 Stock Incentive Plan, as such plan may then be in effect and as it may be amended or superseded from time to time or any successor plan (the “Stock Plan”). Executive's target value for equity compensation shall be two hundred seventy-five percent (275%) of Executive’s Base Salary as applicable to the fiscal year prior to the calendar year in which the Compensation Committee makes its determination to grant such a share award. All equity awards to the Executive under the Stock Plan shall be determined by 2

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A the Compensation Committee in its sole discretion. Except as expressly set forth in this Agreement, all equity awards shall be subject to the terms of the Stock Plan and applicable award agreements. (d) Sign-On Cash Award. In consideration of Executive's agreement to enter into this Agreement, the Executive shall be entitled to the following cash payments: 1. as compensation for the anticipated forfeiture of equity grants already made by Executive’s current employer and scheduled to vest in 2027, a total of five hundred thousand dollars ($500,000) to be made within 30 days of the first anniversary of the Term Commencement Date of this Agreement; 2. as compensation for the anticipated forfeiture of equity grants already made by Executive’s current employer and scheduled to vest in 2026, a total of one million five hundred thousand dollars ($1,500,000) (such amount, the “2026 Vesting Replacement”) to be paid within 60 days of the Term Commencement Date of this Agreement; and 3. as compensation for the potential forfeiture of a bonus award expected, in the ordinary course, to be made by Executive’s current employer in 2026, a total of one million three hundred thousand dollars ($1,300,000) (such amount, the “2025 Bonus Replacement”), to be paid within 60 days of the Term Commencement Date of this Agreement. 4. The awards contemplated in Sections 4(d)(2) and 4(d)(3) shall not be paid, and shall if already paid be subject to clawback by, and repayment by the Executive to, the Company if and to the extent that Executive’s current employer shall at any time have, i. With respect to the 2026 Vesting Replacement, caused to vest and delivered to Executive in connection with such vesting, equity with a current cash value (as of the date of such vesting) equal to or greater than the value of the 2026 Vesting Replacement; and ii. With respect to the 2025 Bonus Replacement, delivered to Executive a cash amount equal to or greater than the amount of the 2025 Bonus Replacement. 5. If after the Company has paid the 2026 Vesting Replacement or the 2025 Bonus Replacement, Executive’s current employer shall have delivered to Executive the related equity award or cash bonus, respectively, Executive shall notify the Company of such delivery of compensation by Executive’s current employer, and the amount of such compensation and the category to which such compensation 3

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A relates (equity grants or bonus award) within thirty calendar (30) days following the occurrence thereof and shall repay to the Company all or the corresponding portions of the cash payments made by the Company to Executive within (60) calendar days following such occurrence. Should the Executive fail to deliver such notice to the Company or to repay such amounts, such failure shall be deemed to be a material breach of this agreement constituting “Cause” under Section 6(b) of this Agreement; without limitation of the foregoing, the Company shall have the right, but not the obligation, to claw back the compensation subject to clawback under this Section 4(d) by deducting from the Executive’s compensation cash amounts payable hereunder, in equal installments over a period of not less than two years, until the entire amount of the clawback has been satisfied. 6. Notwithstanding the foregoing, in the event under the terms of this Agreement the Company carries out a Termination for Cause of the Executive or if the Executive resigns or provides notice of resignation without Good Reason on or before the second anniversary of the Term Commencement Date, the Executive shall (i) immediately forfeit any unpaid portion of the Sign-On Cash Award; and (ii) repay any and all portions of the Sign-On Cash Award already paid to the Executive. (e) Sign On Equity Grant. In consideration for Executive’s agreement to enter into this Agreement, in recognition of the need to retain the Executive in the future and in part to compensate Executive for the forfeiture of equity awarded to Executive by Executive’s current employer and scheduled to vest in the future, and subject to Executive commencing his duties on the Term Commencement Date (and in any event on or before May 1, 2026, the Company agrees, subject to approval and award by the Compensation Committee, to make 1. a one-time retention grant of restricted stock units with a target value equal to four million nine hundred thousand dollars ($4,900,000) to the Executive with the terms of such grant, including vesting, consistent with the terms of the restricted shares granted to named executive officers of the Company in 2025; and 2. a one-time grant of restricted stock units with a target value equal to two million five hundred thousand dollars ($2,500,000) as Executive’s initial equity incentive award, with the terms of such grant, including vesting, consistent with the terms of the restricted shares granted to named executive officers of the Company in 2026. The equity grants referred to in Sections 4(e)(1) and 4(e)(2) are referred to herein, collectively, as the “Retention Grant”; the number of shares subject to the Retention Grant will be determined by dividing the applicable target value by the closing price of a common share of Group on the New York Stock Exchange on the date of the next meeting of the Compensation Committee 4

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A after the effective date of this Agreement at which the Compensation Committee approves and awards the Retention Grant (the “Grant Date”). If the Executive is terminated without Cause (as defined below) or if the Executive resigns for Good Reason (as defined below) (each such termination referred to as a “Vesting Termination”), subject to the Executive signing and not revoking a release of claims as required pursuant to Section 6(c) below, the Executive will become fully vested in Retention Grant to the extent not previously vested. The release must be executed, and any revocation period must have expired, within sixty (60) days after such termination date. Notwithstanding the foregoing, in the event the Executive incurs a termination with Cause or if the Executive resigns without Good Reason, or in the event the release does not become effective within sixty (60) days after termination date as required in the previous sentence following a Vesting Termination, the Executive shall immediately forfeit any portion of the Retention Grant not previously vested as of the date of termination. 5. BENEFITS. (a) Employer Benefit Plans. During the Term, Executive shall be eligible to participate, on terms which are generally available to the other senior executives of the Company and subject to the eligibility requirements of the applicable Company plans as in effect from time to time, in the Company's deferred compensation, medical, dental, vacation, life insurance and disability programs and other benefits that may become generally available to the Company's senior executives from time to time. (b) Business Expenses. The Executive is authorized to incur, and the Company shall either pay directly or reimburse the Executive for, ordinary and reasonable expenses in connection with the performance of his duties hereunder, including but not limited to expenses for transportation, business meals, travel and lodging, and similar items. The Executive agrees to comply with Company policies with respect to reimbursement and record keeping in connection with such expenses. (c) Retirement Benefits. Executive shall be eligible to participate in the Company's existing tax-qualified defined contribution retirement plan and the Company's defined contribution supplemental retirement and excess benefit plans (collectively, "SERP"), as they may be in effect from time to time. 6. TERMINATION OF EMPLOYMENT. The employment of the Executive hereunder may be terminated by the Company at any time, subject to the Company providing the compensation and benefits contemplated in, and paid in accordance with, this Section 6. 5

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A (a) Termination Due to Death or Disability. In the event of the Executive's death, Executive's employment shall automatically cease and terminate as of the date of death. If Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability, as such incapacitation is certified in writing by a physician chosen and paid for by the Company and reasonably acceptable to Executive (or his spouse or representative if in the Company's reasonable determination Executive is not then able to exercise sound judgment), and shall therefore be unable to perform his duties hereunder for a period of either (i) one hundred twenty consecutive days, or (ii) more than six months in any twelve-month period, with reasonable accommodation as required by law, then to the extent consistent with applicable law, Executive shall be considered “disabled”, and the employment of Executive hereunder and this Agreement may be terminated by Executive or the Company upon thirty (30) days' written notice to the other party following such certification. In the event of the termination of employment due to Executive's death or disability, Executive or his estate or legal representatives shall be entitled to receive: i. payment for all accrued but unpaid Base Salary as of the date of Executive’s termination of employment (the “Termination Date”); ii. reimbursement for expenses incurred by the Executive pursuant to Section 5(b) up to and including the Termination Date; iii. any earned benefits to which the Executive may be entitled as of the Termination Date pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (i) through (iii) of this Section 6(a), collectively called the “Accrued Payments”, to be payable, in each case, at the time they would have been payable but for such termination); iv. any annual incentive bonuses awarded or earned but not yet paid for any completed full fiscal year immediately preceding the Termination Date; v. if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year elapsed prior to the Termination Date, divided by the total number of business days in such fiscal year), determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year. Any annual incentive bonus due under section 6(a)(iv) or (v) shall be paid after 6

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A the Compensation Committee determines the amount, if any, of such bonus and in no event later than seventy (70) days following the last day of such fiscal year to which the bonus relates; and vi. in the event Executive’s employment is terminated based on his disability, the right to continue to participate on substantially the same terms and conditions as in effect for the Executive (including any required contribution) immediately prior to such termination, in the disability and life insurance programs provided to the Executive pursuant to Section 5(a) hereof until the earlier of (i) the end of the 12-month period beginning on the Termination Date, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer, provided that such continuation of participation is authorized and/or approved by the disability insurance carrier(s). The Executive agrees to notify the Company promptly if and when he begins employment with another employer and becomes eligible to participate in any comparable disability and life insurance programs of such employer. The foregoing provisions of this Section 6(a)(vi) are referred to as “Benefits Continuation.” In addition, the Company agrees to pay Executive a lump sum cash payment within 60 days of the Termination Date in order to enable Executive to pay for medical and dental coverage (through COBRA or otherwise) that is comparable to the medical and dental coverage in effect for Executive (and his dependents, if any) immediately prior to his termination of employment, with such cash amount equal to the cost of the premiums for such coverage that would apply if Executive were to elect COBRA continuation coverage under the Company's medical and dental plans following his termination of employment and continue such coverage for the 12-month period beginning on the Termination Date. (b) Termination For Cause. The Company may, at any time, terminate Executive’s employment for Cause, it being understood, for avoidance of doubt, that termination of Executive’s employment due to nonrenewal of any Term by the Company in accordance with Section 3(a) shall be treated, as set forth in Section 3(b)(i), as a Termination without Cause. The term “Cause” for purpose of this Agreement shall mean (i) repeated gross negligence in fulfillment of, or repeated willful failure of Executive to fulfill, his material obligations under this Agreement, in either event, after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable, (ii) material willful misconduct by Executive in respect of his obligations hereunder, or any failure to perform his obligations under Section 4(d) hereof, (iii) conviction of any felony, or any crime of moral turpitude, (iv) a material breach in trust 7

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A committed for personal gain after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable; and (v) the Executive willfully engaging in (or having willfully engaged in) serious misconduct, including, but not limited to, fraud, embezzlement, criminal activities, material falsification of Company records, material theft, violent acts or threats of violence, or a material violation of law, regulation, applicable codes of conduct, or the written rules, policies, procedures or guidelines of Group or any subsidiary that have been provided to the Executive, which, in the reasonable and good-faith judgment of the Board (excluding Executive), are substantially likely to (A) cause material harm to the Company’s employees or any affiliate’s employees, (B) cause material reputational harm to Group, the Company or their affiliates, or (C) expose Group, the Company or their affiliates to material legal, regulatory or financial liability, after written notice thereof specifying with particularity the conduct constituting Cause and providing a reasonable period (not less than ten business days) to respond and to cure, if curable. For purposes of this Section 6 of the Agreement, an act or failure to act shall be considered "willful" only if done or omitted to be done without a good-faith reasonable belief that such act or failure to act was in the best interests of the Company. In the event of the termination of Executive's employment hereunder by the Company for Cause, then Executive shall be entitled to receive only payment of the Accrued Payments. The Company shall have no further obligations to Executive. (c) Termination without Cause or for Good Reason. The Company may terminate Executive's employment hereunder without Cause at any time, which notice shall specify the effective date of the termination of Executive's employment; and the Executive may terminate his employment for Good Reason by providing no fewer than 30 days' prior written notice to the Company, which notice shall specify the effective date of the termination date of Executive’s employment (such effective date of termination, in each case, the “Termination Effective Date”). In the event of the termination of Executive's employment under this Section 6(c) by the Company without Cause or by the Executive for Good Reason, in each case prior to or more than 24 months following a Material Change (as defined in the Everest Group, Ltd. Senior Executive Change of Control Plan, as amended and restated effective November 17, 2015), then Executive shall be entitled to: i. payment of the Accrued Payments; ii. a separation allowance, payable in equal installments in accordance with normal payroll practices over a 12-month period beginning immediately following the date of termination, in an amount equal to two (2) times the Executive's Base Salary as in effect on the date of such termination; 8

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A iii. any annual incentive bonuses awarded or earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date; iv. if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year elapsed prior to the Termination Effective Date, divided by the total number of business days in such fiscal year) determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year. Any annual incentive bonus due under section 6(c)(iii) or (iv) shall be paid after the Compensation Committee determines the amount, if any, of such bonus and in no event later than seventy (70) days following the last day of such fiscal year to which the bonus relates; v. Executive's then unvested restricted stock or restricted stock units granted to Executive prior to the Termination Effective Date, which will continue to vest in the normal course over the 12-month period immediately following the Termination Effective Date, in accordance with their respective terms, conditioned on the Company receiving from Executive the release of claims referred to in Section 6(h) below; and vi. the Executive shall be eligible to continue to participate on substantially the same terms and conditions as in effect for the Executive (including any required contribution) immediately prior to such termination, in the disability and life insurance programs provided to the Executive pursuant to Section 5(a) hereof until the earlier of (i) the end of the 12-month period beginning on the Termination Effective Date, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer, provided that such continuation of participation is authorized and/or approved by the disability insurance carrier(s). The Executive agrees to notify the Company promptly if and when he begins employment with another employer and becomes eligible to participate in any comparable disability and life insurance programs of such employer. In addition, the Company agrees to pay Executive a lump sum cash payment within 60 days of the Termination Effective Date in order to enable Executive to pay for medical and dental coverage (through COBRA or otherwise) that is comparable to the medical and dental coverage in effect for Executive (and his dependents, if any) immediately prior to his termination of employment, with such cash amount equal to the cost of the premiums for such 9

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A coverage that would apply if Executive were to elect COBRA continuation coverage under the Company's medical and dental plans following his termination of employment and continue such coverage for the 12- month period beginning on the Termination Effective Date. Notwithstanding the foregoing, the payments and benefits described in clauses (ii), (iii), (iv), (v), and (vi) of this Section 6(c) shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive materially breaches any provision of Section 11 or Section 12 of this Agreement, and if Executive breaches any provision of Section 11 or Section 12 after the receipt of any such payment or benefit, then Executive shall be required to repay the Company the payments and benefits described in clauses (ii), (iii), (iv), (v), and (vi) of this Section 6(c) within thirty (30) days after notice from Company that Executive has so breached the Section 11 or Section 12 of this Agreement. For purposes of this Agreement, the term “Good Reason” means, without Executive's written consent: (i) a materially adverse change in the nature, title, authority, or status of his position or responsibilities including a change in Executive’s reporting relationship as set forth in Section 2; (ii) a reduction by the Company in the Base Salary, Target Annual Incentive Bonus or Executive Stock Based Incentive Plan set forth in this Agreement or in effect immediately prior to such reduction; (iii) a relocation of Executive’s primary office to a location either in excess of fifty (50) miles from the Company's principal headquarters facility in Warren, New Jersey as of the date of the commencement of this Agreement; or (iv) a material breach of this Agreement by the Company or material breach of any other written agreement between Executive and the Company and its affiliates, it being understood that, the condition, event or breach giving rise to “Good Reason” as set forth in this paragraph shall be deemed not to exist and to have been cured, if the Company shall have remedied such condition, event or breach within thirty (30) days following receipt of written notice of the occurrence of such event or breach delivered by Executive to the Company; and provided further, that the Executive may exercise his right to terminate this Agreement and his employment for Good Reason only within the sixty (60) day period immediately following the occurrence of any of the conditions, events or breaches described in subsections (i) through (iv) above. (d) Termination of Employment without Cause or for Good Reason following a Change in Control. If the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, in each case within 24 months following a Material Change (as defined in the Everest Reinsurance Group, Ltd. Senior Executive Change of Control Plan, as amended and restated effective November 17, 2015), the Company's sole obligation will be to provide to Executive the benefits provided in that Change of Control Plan. 10

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A (e) Voluntary Termination by the Executive without Good Reason. In the event Executive terminates his employment without Good Reason, he shall provide no fewer than 180 days’ prior written notice of such termination to the Company, which notice shall specify the effective date of termination of employment (the “Effective Resignation Date”). During the 180-day notice period, Executive shall continue to receive all compensation and benefits specified in this Agreement. Upon the occurrence of the Effective Resignation Date, the Executive shall be entitled to any outstanding Accrued Payments only, and the Executive shall not be entitled to any other benefits or payments hereunder. Without limiting any other rights and remedies of the Company under this Agreement or otherwise, a termination of employment by the Executive without Good Reason upon proper notice, will not constitute a breach by the Executive of this Agreement. (f) Resignation from all Boards. Upon any termination or cessation of Executive's employment with the Company for any reason, including the cessation of employment upon expiration of the term of this Agreement pursuant to Section 3(a), Executive agrees immediately to resign his employment with the Company and all affiliates, which, for the avoidance of doubt, will not be considered a resignation for purposes of Section 6(e). Any actual termination or cessation of employment shall act automatically to effect Executive’s resignation from any position on the Group Board of Directors and on any board of directors of any subsidiary or affiliate of the Company. (g) Non-Disparagement. Upon Executive's termination or cessation of employment with the Company, neither party shall make any comments, oral or written, or take any other action that could be construed as materially disparaging to the other; provided, however, for the Company, such restrictions shall apply only to comments made by members of the Group Board of Directors and officers of Group or the Company at the level of Senior Vice President or above. Nothing in this section or otherwise shall prohibit any party from providing truthful testimony in response to a subpoena or other legal process. (h) Release of Claims as Condition. The Company's obligation to pay the separation allowance and provide all other benefits and rights (including equity vesting) referred to in this Agreement (other than the Accrued Payments) shall be conditioned upon the Executive having delivered to the Company an executed full and unconditional release of claims against the Company, its parent entities, affiliates, employee benefit plans and fiduciaries, officers, employees, directors, agents and representatives reasonably satisfactory in form and content that is substantially similar to the form (which may be updated, in the Company’s discretion, for changes in applicable law) as attached hereto as Exhibit A; provided however that such release shall not limit Executive's rights under this Agreement and shall not contain any post-employment conditions or restrictive covenants beyond those contained in this Agreement. 11

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A (i) Termination and Clawback. Notwithstanding anything in this Agreement to the contrary:  if the Executive engages in material willful misconduct in respect of his obligations hereunder, including, but not limited to, fraudulent misconduct, during the term of this Agreement or during the period in which he is otherwise entitled to receive payments hereunder following his termination of employment, then (1) the Executive shall be required to repay to the Company any incentive compensation (including equity awards but excluding, for the avoidance of doubt, any restricted shares granted pursuant to Section 4(e) of this Agreement) paid to the Executive during or with respect to the period in which he engaged in such material willful misconduct, as determined by a majority of the Group Board of Directors in its reasonable discretion, provided that no such determination may be made until Executive has been given written notice detailing the specific event constituting such material willful misconduct, an opportunity to appear before the Group Board of Directors (with legal counsel if so requested in writing by Executive) to discuss the specific circumstances alleged to give rise to the material willful misconduct, and, if curable, a reasonable period (not less than ten business days) to cure the specific circumstances alleged to give rise to the material willful misconduct; and (2) upon such determination, if Executive has begun to receive payments or benefits under Section 6(c)(ii), (iii), (iv), and (v), then such payments and benefits shall immediately terminate, and Executive shall be required to repay to the Company the payments and the value of the benefits previously provided to him hereunder; and  if the Board of Directors shall have determined in its discretion to publish an accounting restatement the result of which is to require, under the rules of the Securities and Exchange Commission and corresponding policies of the Company in effect at the time of such restatement, a clawback of any incentive compensation theretofore paid to the Executive, then the Executive shall be required to repay to the Company any such incentive compensation (including equity awards but excluding, for the avoidance of doubt, any restricted shares granted pursuant to Section 4(e) of this Agreement) paid to the Executive during or with respect to the period or periods affected by such restatement, as determined by a majority of the Group Board of Director in its reasonable discretion. (j) No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount 12

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A of any payment hereunder be reduced by any compensation earned by Executive as a result of subsequent employment or engagement. (k) Time for Payment. Subject to the terms and conditions set forth in Section 13, and except as otherwise expressly stated herein, benefits payable pursuant to this Section 6, if any, shall be paid within sixty (60) days following Executive's termination of employment. 7. INDEMNIFICATION. The Company shall indemnify, defend and hold Executive harmless, to the maximum extent permitted by law, against all judgments, fines, amounts paid in settlement and all reasonable expenses, including attorneys' fees and costs incurred by him, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company or relating to his employment or activities on behalf of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company. Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Company is obligated to indemnify, defend and hold harmless Executive of which it or he (as the case may be) gains knowledge. Expenses reasonably incurred by Executive in defense or settlement of any claim that is reasonably likely to be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of Executive to repay such amount to the extent that it shall be determined ultimately that Executive is not entitled to be indemnified hereunder. The Company agrees that the Executive shall be covered and insured up to the full limits provided by all directors and officers insurance which the Company then maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors), subject to applicable deductibles and to the terms and conditions of such policies. As used in this Section 7, the term Company shall be construed to include the Company and its parent entities, affiliates and subsidiaries. 8. ARBITRATION. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. The Company and Executive agree that, with the express exception of any dispute or controversy arising under Sections 11 and 12 of this Agreement, any controversy or claim arising out of or in any way relating to Executive's employment with the Company, including, without limitation, any 13

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A and all disputes concerning this Agreement and the termination of this Agreement that are not amicably resolved by negotiation, shall be settled by arbitration in New Jersey, or such other place agreed to by the parties. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law. It is agreed that any arbitration pursuant to this section shall proceed as follows: Any such arbitration shall be heard by a single arbitrator. Except as the parties may otherwise agree, the arbitration, including the procedures for the selection of an arbitrator, shall be conducted in accordance with the then- prevailing Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrator shall have the authority and discretion to award costs and/or attorneys' fees as he or she deems appropriate under the circumstances, and the arbitrator shall award costs and/or attorneys’ fees as provided under applicable law. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amounts that are in any way punitive in nature. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. It is intended that controversies or claims submitted to arbitration under this Section 8 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the view or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. Notwithstanding the foregoing, each of the parties agrees that, prior to submitting a dispute under this Agreement to arbitration, the parties agree to submit for a period of sixty (60) days, to voluntary mediation, at Company’s expense, before a jointly selected neutral third party mediator under the auspices of JAMS, New York, New York Resolutions Center (or any successor location), pursuant to the procedures of JAMS International Mediation Rules conducted in New Jersey (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the parties or affect a party's other rights). 9. ENFORCEABILITY. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies 14

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions in order to render the same valid and enforceable to the fullest extent permissible. 10. ASSIGNMENT. This Agreement is personal in nature to the parties, and the rights and obligations of the parties under this Agreement shall not be assigned or transferred by the Executive or the Company. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees). 11. NON-DISCLOSURE; NON-SOLICITATION; COVENANTS OF EXECUTIVE; COOPERATION. (a) Executive acknowledges that as a result of the services to be rendered to the Company hereunder, Executive will be brought into close contact with many confidential affairs of the Company, its parents, subsidiaries and affiliates, not readily available to the public. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its goods and services are marketed throughout the United States and other countries; and that the Company competes with other organizations that are or could be located in any part of the United States or the world. (b) In recognition of the foregoing, Executive covenants and agrees that, except as is reasonably necessary in providing services under this Agreement, or as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency, Executive will not knowingly use for his own benefit nor knowingly divulge any Confidential Information or Trade Secrets of the Company, its parents, subsidiaries and affiliated entities, which are not otherwise in the public domain and, so long as they remain Confidential Information and Trade Secrets not in the public domain, will not disclose them to anyone outside of the Company either during or after his employment. For the purposes of this Agreement, “Confidential Information” and “Trade Secrets” of the Company mean information which is proprietary and secret to the Company, its parents, subsidiaries and affiliated entities. It may include, but is not limited to, information relating to present future concepts and business 15

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A of the Company, its parents, subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, Executive is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliated entities which is not disclosed in printed publications stated to be or made available for distribution outside the Company, its parents, subsidiaries and affiliated entities as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in Executive's mind as to whether information is secret and confidential to the Company, its parents, subsidiaries and affiliated entities, Executive agrees to request an opinion, in writing, from the Company as to whether such information is secret and confidential. Nothing in this Agreement prohibits Executive from reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. (c) In compliance with 18 U.S.C. § 1833(b), as established by the Defend Trade Secrets Act of 2016, Executive is given notice of the following; (1) that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) that an individual who files a lawsuit or other proceeding, if such filing is made under seal; and (2) that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. In addition, anything herein to the contrary notwithstanding, Executive shall not be restricted from: (x) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall (unless prohibited from doing do by applicable law) provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Employee; (y) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Executive shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Executive has made such reports or disclosures; or (z) disclosing information about a dispute involving a nonconsensual sexual act or sexual contact (including when the victim lacks capacity to consent), or a dispute 16

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A relating to conduct that is alleged to constitute sexual harassment under applicable law. (d) Executive will deliver promptly to the Company on termination of his employment with the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents relating to the Company, its parents, subsidiaries and affiliated entities, and all property owned by the Company, its parents, subsidiaries and affiliated entities, which Executive obtained while employed by the Company, and which Executive may then possess or have under his control, provided however that the foregoing shall not apply to Executive's own personnel records (e.g., compensation, benefits, evaluations, etc.). Executive shall be permitted to disclose and use “Confidential Information” (related to his employment, separation from employment, compensation and/or benefits) (i) to Executive’s immediate family members, (ii) to Executive’s lawyers, accountants, tax advisors and other professional advisors who are bound by obligations of confidentiality, and (iii) as necessary to enforce Executive’s rights and/or claims under this Agreement, including those rights and/or claims related to indemnification and /or directors’ and officers’ liability insurance, against the Company. (e) All inventions, processes, original works of authorship, trademarks, patents, improvements and discoveries related to the business of the Company, its parents, subsidiaries and affiliated entities (collectively "Developments"), conceived or developed during Executive's employment with the Company and based upon information to which he had access during the term of employment, whether or not conceived during regular working hours, through the use of Company time, material or facilities, shall be the sole and exclusive property of the Company, and upon request Executive shall deliver to the Company all outlines, descriptions and other data and records relating to such Developments and shall execute any documents deemed necessary by the Company to protect the Company's rights hereunder. Executive agrees upon request to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship belonging to the Company. If the Company is unable because of Executive's mental or physical incapacity to secure Executive's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions and original works of authorship belonging to the Company, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent(s) and attorney(s) in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him. Executive hereby waives and quitclaims to the Company any 17

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A and all claims, of any nature whatsoever, that he may hereafter have for infringement of any patents or copyright resulting from registrations belonging to the Company. (f) The Executive agrees that, for a period of twelve (12) months after the termination or cessation of the Executive's employment with the Company for any reason, (except that the time period of such restrictions shall be extended by any period during which a court or arbitrator of competent jurisdiction determines that the Executive was in violation of this Section 11(f)), the Executive will not: i. directly or indirectly solicit, attempt to hire, or hire any person that the Executive knows is an employee of the Company (or any person who Executive knows was employed by the Company, its subsidiaries or affiliates, during the last year of the Executive's employment with the Company), or assist in such hiring by any other person or business entity, or encourage, induce or attempt to induce any such employee to terminate his or her employment with the Company, its subsidiaries or affiliates; or ii. take action intended to encourage any vendor, supplier, broker, customer, client or trading partner of the Company, its subsidiaries or affiliates to cease to do business with the Company or its subsidiaries or affiliates or materially reduce the amount of business the vendor, supplier, broker, customer, client or trading partner does with the Company or its subsidiaries or affiliates. Executive agrees to reasonably cooperate with the Company, during the term of this Agreement and at any time thereafter (including following Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company, its parents, subsidiaries and affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or its affiliates, in any such action, suit, or proceeding, by providing information and meeting and consulting with the representatives or counsel to the Company or its affiliates, as requested; provided, however that it does not materially interfere with his then current professional or personal activities. The Company agrees to pay to Executive compensation at a mutually agreed upon rate for his time spent (other than time that is de minimis or for time spent testifying under oath), and to reimburse Executive for all reasonable expenses actually incurred, in connection with his provision of testimony or assistance. Further, the Company shall reimburse Executive for reasonable attorneys’ fees and costs to the extent Executive believes, in good faith, that separate legal 18

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A representation is required because the Company’s request for cooperation creates a conflict of interest with Executive’s personal interests from a personal, professional, civil or criminal perspective; provided, however, that in the event the Company requests that Executive submit invoices associated with such legal representation to substantiate the reimbursement of reasonable attorneys’ fees and costs, Executive shall be permitted to redact such legal invoices to protect and preserve attorney-client privilege. 12. NON-COMPETITION AGREEMENT. The Executive agrees that throughout the term of his employment, and for a period of twelve (12) months after termination or cessation of employment for any reason (except that the time period of such restrictions shall be extended by any period during which a court or arbitrator of competent jurisdiction determines that the Executive was in violation of this Section 12), Executive will not engage in, participate in, carry on, own, or manage, directly or indirectly, either for himself or as a partner, stockholder, investor, officer, director, employee, agent, independent contractor, representative or consultant of any person, partnership, corporation or other enterprise, in any “Competitive Business” in any jurisdiction in which the Company or its affiliates and subsidiaries actively conducts business. For purposes of this Section 12, "Competitive Business" means the property and casualty insurance or reinsurance business. The Executive's engaging in the following activities will not be deemed to be a violation of this Section 12: (i) consulting, broking or investment banking; (ii) passive ownership of less than 2% of any class of securities of a company, including a Competitive Business; and (iii) engaging in, participating in, carrying on, or managing solely in a noncompetitive business of an entity, including one which also separately operates a business which is a “Competitive Business”. Company acknowledges that, notwithstanding the restrictions imposed upon Executive in this Section12, Executive may submit a written request to accept employment with a Competitive Business within twelve (12) months following the termination or cessation of his employment. Company may grant or deny such request in its sole discretion. The Executive acknowledges, with the advice of legal counsel, that he understands the foregoing provisions of this Section 12 and that these provisions are fair, reasonable, and necessary for the protection of the Company's business. Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in Sections 11 and 12 may be inadequate and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to seek injunctive relief without bond or other security. 0. TAXES. 19

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A (a) All payments to be made to and on behalf of the Executive under this Agreement will be subject to required withholding of federal, state and local income, employment and excise taxes, and to related reporting requirements. (b) Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this Agreement comply with Section 409A of the Internal Revenue Code (the "Code") and any regulations and other guidance issued thereunder or an exemption thereunder, and this Agreement and the payment of any benefits hereunder shall be operated and administered accordingly. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 13(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum with interest at the prime rate as published in The Wall Street Journal on the first business day following the date of the “separation from service,” and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (c) With respect to any amount of expenses eligible for reimbursement that is required to be included in the Executive's gross income for federal income tax purposes, such expenses shall be reimbursed to the Executive no later than December 31 of the year following the year in which the Executive incurs the related expenses. In no event shall the amount of expenses (or in-kind benefits) eligible for reimbursement in one taxable year affect the amount of expenses (or in-kind benefits) eligible for reimbursement in any other taxable year (except for those medical reimbursements referred to in Section 105(b) of the Internal Revenue Code of 1986), nor shall Executive's right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit. (d) If the benefits payable hereunder constitute deferred compensation within the meaning of Section 409A of the Code, then Executive shall execute and deliver to the Company such release within 60 days following the receipt of the general release (which shall be provided on or prior to termination), or if later, immediately following the expiration of any revocation period required by law. 20

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A Amounts that would have otherwise been payable during such 60-day period shall be accumulated and paid on the 60th day following Executive's termination, provided such release shall have been executed, and such revocation periods shall have expired (subject to the six-month delay provision under Section 409A of the Code, if applicable). If a bona fide dispute exists, then Executive shall deliver a written notice of the nature of the dispute to the Company within 30 days following receipt of such general release. Benefits shall be deemed forfeited if the release (or a written notice of a bona fide dispute) is not executed and delivered to the Company within the time specified herein. (e) Termination of employment, or words of similar import, used in this Agreement means, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, "separation from service" as defined in Section 409A of the Code and the regulations promulgated thereunder. For purposes of Section 409A of the Code, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. 14. SURVIVAL. Anything in Section 6 hereof to the contrary notwithstanding, the provisions of Section 6 through 16 shall survive the expiration or termination of this Agreement, regardless of the reasons therefor. 15. NO CONFLICT; REPRESENTATIONS AND WARRANTIES. The Executive represents and warrants that (i) the information (written and oral) provided by the Executive to the Company in connection with obtaining employment with the Company or in connection with the Executive's former employments, work history, circumstances of leaving former employments, and educational background, is true and complete to the best of his knowledge, (ii) he has the legal capacity to execute and perform this Agreement, (iii) this Agreement is a valid and binding obligation of the Executive enforceable against him in accordance with its terms, (iv) the Executive's execution, delivery or performance of this Agreement will not conflict with or result in a breach of any agreement, understanding, order, judgment or other obligation to which the Executive is a party or by which he may be bound, written or oral, and (v) except as provided in writing to the Company, the Executive is not subject to or bound by any covenant against competition, non-disclosure or confidentiality obligation, or any other agreement, order, judgment or other obligation, written or oral, that would conflict with, restrict or limit the performance of the services to be provided by him hereunder. The Executive agrees not to use, or disclose to anyone within the Company, its parents, subsidiaries or affiliates, at any time during his employment hereunder, any trade secrets or any confidential information of any other employer or other third party. Executive has provided 21

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A to the Company a true copy of any non-competition or non-solicitation obligation or agreement to which he may be subject. 16. MISCELLANEOUS. (a) Any notice to be given hereunder shall be in writing and delivered personally or sent by overnight mail, addressed to the party concerned at the addresses indicated below, plus email copies as indicated below, or to such other address as such party may subsequently give notice of hereunder in writing: If to the Company: Everest Global Services, Inc. 100 Everest Way Warren, New Jersey 07059 Attention: Human Resources Department If to Executive: Employee's last known address, as reflected in the Company's records. With copy (which shall not constitute notice) to: [*****]. [*****]. [*****]. [*****]. Attention: [*****]. [*****]. Any notice given as set forth above will be deemed given on the business day sent when delivered by hand during normal business hours, on the business day after the business day sent if delivered by a nationally recognized overnight courier, or on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested. (b) Governing Law. This Agreement shall be deemed a contract made under and for all purposes shall be construed in accordance with, the laws of the State of New Jersey without reference to the principles of conflict of laws. (c) Jurisdiction. Subject to Section 8 above, (i) in any suit, action or proceeding seeking to enforce any provision of this Agreement or for purposes of 22

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A resolving any dispute arising out of or related to this Agreement (including Sections 11 and 12 or the transactions contemplated by this Agreement), the Company and the Executive each hereby irrevocably consents to the exclusive jurisdiction of any federal court located in the State of New Jersey or any of the state courts of the State of New Jersey; (ii) the Company and the Executive each hereby waives, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, each of the Company and the Executive irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 16(a) above, shall be deemed effective service of process on such party in any such suit, action or proceeding; and (iv) WAIVER OF JURY TRIAL: EACH OF THE COMPANY AND THE EXECUTIVE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. (d) Headings. The Section headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement. (e) Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine or feminine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made. (f) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between them respecting such subject matter. (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one instrument. (h) Amendments. This Agreement may not be amended except by a writing executed by each of the parties to this Agreement. (i) No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by 23

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. (j) Attorneys’ Fees. The Company agrees to pay Executive's reasonable attorneys' fees in connection with the negotiation and execution of this Agreement within thirty days after receipt of an invoice and Form W-9. 24

Docusign Envelope ID: F4DE4788-D299-4C00-A7A9-16A00E24ED8A IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above. EVEREST GLOBAL SERVICES, INC. EXECUTIVE Gail VanBeveren Elias Habayeb Acting Chief Human Resources Officer Date: 10/26/2025 Date: 10/26/2025 25